Exhibit 99.1

WestRock Reports Fiscal 2023 First Quarter Results

ATLANTA--(BUSINESS WIRE)--February 1, 2023--WestRock Company (NYSE:WRK), a leading provider of sustainable paper and packaging solutions, today announced results for its fiscal first quarter ended December 31, 2022.

First Quarter Highlights and other notable items:

  Net sales of $4.9 billion comparable year-over-year
  Net income of $45 million, Adjusted Net Income of $141 million
  Consolidated Adjusted EBITDA of $652 million, Corrugated Packaging and Consumer Packaging segments delivered strong performance and Adjusted EBITDA increased 7.0% and 8.3% year-over-year, respectively
  Results in the current year impacted by $119 million due to economic downtime and weather disruptions; additionally, non-cash pension costs increased $40 million year-over-year and the unfavorable impact of foreign currency was $17 million year-over-year
  Earned $0.18 per diluted share (“EPS”) and $0.55 of Adjusted EPS
  Acquired the remaining 67.7% interest in Gondi, S.A. de C.V. (“Grupo Gondi”) for $970 million, plus the assumption of debt
  Divested two uncoated recycled paperboard mills (“URB”) for $50 million, subject to a working capital adjustment, and recorded an $11 million pre-tax gain on sale

“I’m pleased to report that WestRock grew packaging revenue and margins in the first quarter, even in this challenging environment,” said David B. Sewell, chief executive officer. “We also finalized the acquisition of Grupo Gondi, which expands our global footprint and enables us to take a leading position in the packaging marketplace in Mexico.

“During the quarter, elevated inflation and softening macroeconomic conditions negatively impacted our Global Paper business. While we expect these market conditions to continue in the near-term, we remain committed to executing on our strategy and delivering on our productivity efforts. WestRock’s broad portfolio of products provides us with flexibility to manage through changing market conditions to maximize our performance.”

Consolidated Financial Results

WestRock’s performance for the three months ended December 31, 2022 and 2021 (in millions):

	Three Months Ended
	Dec. 31, 2022	Dec. 31, 2021	$ Var.	% Var.

Net sales	$4,923.1	$4,952.2	$(29.1)	-0.6%
Net income	$45.3	$182.3	$(137.0)	(75.2)%
Consolidated Adjusted EBITDA	$652.1	$680.3	$(28.2)	-4.1%

Net sales decreased $29 million, or 0.6%, year-over-year. Consumer Packaging segment sales increased $76 million, or 6.7%, Corrugated Packaging segment sales increased $15 million, or 0.7%; Distribution segment sales decreased $3 million, or 1.0%; Global Paper segment sales decreased $229 million, or 16.9%; and intersegment sales decreased $10 million. Net sales in the current year quarter included $102 million related to the consolidation of Grupo Gondi.

Net income decreased $137 million year-over-year to $45 million. The decrease in net income was driven by increased net cost inflation, lower volumes, economic downtime, the Mahrt mill work stoppage, increased non-cash pension costs, increased restructuring and other costs, business systems transformation costs and a non-cash loss related to the Grupo Gondi acquisition which were partially offset by the margin impact from higher price/mix and a gain on sale of two URB mills. The Grupo Gondi loss primarily relates to the non-cash write-off of prior foreign currency translation adjustments recorded in accumulated other comprehensive loss, as well as the difference between the fair value of the consideration paid and the carrying value of our prior ownership interest.

Consolidated Adjusted EBITDA decreased $28 million, or 4.1%, year-over-year, primarily due to lower Global Paper segment Adjusted EBITDA that was partially offset by increased Adjusted EBITDA in our Corrugated Packaging and Consumer Packaging segments. Grupo Gondi contributed $17.3 million of Adjusted EBITDA for the month of December 2022.

Additional information about the changes in segment sales and Adjusted EBITDA by segment are included below.

Restructuring and Other Costs

Restructuring and other costs during the first quarter of fiscal 2023 were $33 million. The charges were primarily related to acquisition, integration and divestiture costs aggregating $17 million, with the balance due primarily to severance related to reduction in force initiatives and costs associated with previously announced closures.

Cash Flow Activities

Net cash provided by operating activities was $266 million in the first quarter of fiscal 2023 compared to $253 million in the prior year quarter.

Total debt was $9.5 billion at December 31, 2022, $9.3 billion excluding $171 million of unamortized fair market value step-up of debt acquired in mergers and acquisitions, and $8.9 billion after further excluding cash and cash equivalents of $415 million. Total debt increased $1.7 billion in the first quarter of fiscal 2023, primarily due to the acquisition of the remaining 67.7% interest in Grupo Gondi including the assumption of debt. The Company had approximately $3.3 billion of available liquidity from long-term committed credit facilities and cash and cash equivalents at December 31, 2022.

During the first quarter of fiscal 2023, WestRock invested $282 million in capital expenditures and returned $70 million in capital to stockholders in dividend payments.

Segment Results

Due to the timing of the Grupo Gondi acquisition, it was not practicable to allocate its results to our operating segments for the first quarter of fiscal 2023. As a result, we included the results for the month of December 2022 in "Other unallocated".

WestRock’s segment performance for the three months ended December 31, 2022 and 2021 was as follows (in millions):

Corrugated Packaging Segment

	Three Months Ended
	Dec. 31, 2022	Dec. 31, 2021	Var.	% Var.

Segment sales	$2,235.2	$2,220.0	$15.2	0.7%
Adjusted EBITDA	$309.2	$288.9	$20.3	7.0%
Adjusted EBITDA Margin	13.8%	13.0%	80 bps

Corrugated Packaging segment sales increased $15 million, or 0.7%, primarily due to higher selling price/mix that was largely offset by lower volumes. The first quarter of fiscal 2023 had one less shipping day than the prior year quarter.

Corrugated Packaging Adjusted EBITDA increased $20 million, or 7.0%, primarily due to the margin impact from higher selling price/mix, that was largely offset by increased net cost inflation, lower volumes and higher operating costs, including economic downtime. Corrugated Packaging Adjusted EBITDA margin was 13.8% and Adjusted EBITDA margin excluding trade sales was 14.2%.

Consumer Packaging Segment

	Three Months Ended
	Dec. 31, 2022	Dec. 31, 2021	Var.	% Var.

Segment sales	$1,215.0	$1,138.7	$76.3	6.7%
Adjusted EBITDA	$183.3	$169.3	$14.0	8.3%
Adjusted EBITDA Margin	15.1%	14.9%	20 bps

Consumer Packaging segment sales increased $76 million, or 6.7%, primarily due to higher selling price/mix that was partially offset by the unfavorable impact of foreign currency.

Consumer Packaging Adjusted EBITDA increased $14 million, or 8.3%, primarily due to the margin impact from higher selling price/mix that was largely offset by increased net cost inflation, higher operating costs, the unfavorable impact of foreign currency and increased non-cash pension costs. Consumer Packaging Adjusted EBITDA margin was 15.1%.

Global Paper Segment

	Three Months Ended
	Dec. 31, 2022	Dec. 31, 2021	Var.	% Var.

Segment sales	$1,123.6	$1,352.6	$(229.0)	-16.9%
Adjusted EBITDA	$157.3	$232.4	$(75.1)	-32.3%
Adjusted EBITDA Margin	14.0%	17.2%	-320 bps

Global Paper segment sales decreased $229 million, or 16.9%, primarily due to lower volumes that were partially offset by higher selling price/mix.

Global Paper Adjusted EBITDA decreased $75 million, or 32.3%, primarily due to lower volumes, increased net cost inflation, higher operating costs, including economic downtime, increased non-cash pension costs and weather disruptions which were partially offset by the margin impact from higher selling price/mix. Global Paper Adjusted EBITDA margin was 14.0%.

Distribution Segment

	Three Months Ended
	Dec. 31, 2022	Dec. 31, 2021	Var.	% Var.

Segment sales	$321.5	$324.8	$(3.3)	-1.0%
Adjusted EBITDA	$10.8	$6.5	$4.3	66.2%
Adjusted EBITDA Margin	3.4%	2.0%	140 bps

Distribution segment sales decreased $3 million, or 1.0%, primarily due to lower volumes that were largely offset by higher selling price/mix.

Distribution Adjusted EBITDA increased $4 million, or 66.2%, primarily due to the margin impact of higher selling price/mix that was largely offset by increased cost inflation and lower volumes.

Other Unallocated

Other unallocated net sales before intersegment eliminations for the month of December were $102.2 million and Adjusted EBITDA was $17.3 million.

Earnings Guidance

In light of uncertain macroeconomic conditions, we are removing our fiscal 2023 earnings guidance. We will continue to provide a quarterly earnings outlook.

Conference Call

WestRock will host a conference call to discuss its results of operations for the fiscal first quarter ended December 31, 2022 and other topics that may be raised during the discussion at 8:30 a.m., Eastern Time, on Wednesday, February 1, 2023. The conference call, which will be webcast live, an accompanying slide presentation, and this release can be accessed at ir.westrock.com.

Investors who wish to participate in the webcast via teleconference should dial 833-630-1583 (inside the U.S.) or +1 412-317-1822 (outside the U.S.) at least 15 minutes prior to the start of the call and ask to be joined into the WestRock Company call. Replays of the call can be accessed at ir.westrock.com.

About WestRock

WestRock (NYSE:WRK) partners with our customers to provide differentiated, sustainable paper and packaging solutions that help them win in the marketplace. WestRock’s team members support customers around the world from locations spanning North America, South America, Europe, Asia and Australia. Learn more at www.westrock.com.

Cautionary Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. A forward-looking statement is not a guarantee of future performance, and actual results could differ materially from those contained in the forward-looking statement.

Forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, such as developments related to pricing cycles and volumes; economic, competitive and market conditions generally, including macroeconomic uncertainty, customer inventory rebalancing, the impact of inflation and increases in energy, raw materials, shipping, labor and capital equipment costs; reduced supply of raw materials, energy and transportation, including from supply chain disruptions and labor shortages; intense competition; results and impacts of acquisitions, including operational and financial effects from the acquisition of Grupo Gondi, and divestitures as well as risks related to our joint ventures; business disruptions, including from public health crises such as a resurgence of COVID, the occurrence of severe weather or a natural disaster or other unanticipated problems, such as labor difficulties, equipment failure or unscheduled maintenance and repair; failure to respond to changing customer preferences; the amount and timing of capital expenditures, including installation costs, project development and implementation costs, and costs related to resolving disputes with third parties with which we work to manage and implement capital projects; risks related to international sales and operations; the production of faulty or contaminated products; the loss of certain customers; adverse legal, reputational, operational and financial effects resulting from cyber incidents and the effectiveness of business continuity plans during a ransomware or other cyber incident; work stoppages and other labor relations difficulties; inability to attract, motivate, train and retain qualified personnel; risks associated with sustainability and climate change, including our ability to achieve our environmental, social and governance targets and goals on announced timelines or at all; our inability to successfully identify and make performance and productivity improvements and risks associated with completing strategic projects on the anticipated timelines and realizing anticipated financial or operational improvements on announced timelines or at all, including with respect to our business systems transformation; risks related to our indebtedness; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; our desire or ability to repurchase company stock; and the scope, timing and outcome of any litigation, claims or other proceedings or dispute resolutions and the impact of any such litigation (including with respect to the Brazil tax liability matter). Such risks and other factors that may impact forward-looking statements are discussed in Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, as well as the other risks discussed in our subsequent filings with the Securities and Exchange Commission. The information contained herein speaks as of the date hereof, and the Company does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

WestRock Company
Condensed Consolidated Statements of Income
In millions, except per share amounts (unaudited)

	Three Months Ended
	December 31,
	2022	2021

Net sales	$4,923.1	$4,952.2
Cost of goods sold	4,157.9	4,155.6
Gross profit	765.2	796.6
Selling, general and administrative excluding intangible amortization	479.1	452.9
Selling, general and administrative intangible amortization	86.6	88.0
Gain on disposal of assets	(1.7)	(13.9)
Multiemployer pension withdrawal income	-	(3.3)
Restructuring and other costs	33.0	2.3
Operating profit	168.2	270.6
Interest expense, net	(97.3)	(86.7)
Pension and other postretirement non-service (cost) income	(5.0)	39.9
Other income, net	25.2	0.2
Equity in (loss) income of unconsolidated entities	(36.0)	18.4
Income before income taxes	55.1	242.4
Income tax expense	(8.3)	(58.6)
Consolidated net income	46.8	183.8
Less: Net income attributable to noncontrolling interests	(1.5)	(1.5)
Net income attributable to common stockholders	$45.3	$182.3

Computation of diluted earnings per share under the two-class method (in millions, except per share data):

Net income attributable to common stockholders	$45.3	$182.3

Diluted weighted average shares outstanding	256.7	266.9

Diluted earnings per share	$0.18	$0.68

WestRock Company
Segment Information
In millions (unaudited)

	Three Months Ended
	December 31,
	2022	2021
Net sales:
Corrugated Packaging	$2,235.2	$2,220.0
Consumer Packaging	1,215.0	1,138.7
Global Paper	1,123.6	1,352.6
Distribution	321.5	324.8
Other unallocated	102.2	-
Intersegment Eliminations	(74.4)	(83.9)
Total	$4,923.1	$4,952.2

Adjusted EBITDA:
Corrugated Packaging	$309.2	$288.9
Consumer Packaging	183.3	169.3
Global Paper	157.3	232.4
Distribution	10.8	6.5
Other unallocated	17.3	-
Total	677.9	697.1

Depreciation, depletion and amortization	(373.2)	(366.5)
Gain on sale of certain closed facilities	0.9	14.4
Multiemployer pension withdrawal income	-	3.3
Restructuring and other costs	(33.0)	(2.3)
Non-allocated expenses	(25.8)	(16.8)
Interest expense, net	(97.3)	(86.7)
Other income, net	25.2	0.2
Other adjustments	(119.6)	(0.3)
Income before income taxes	$55.1	$242.4

Depreciation, depletion and amortization:
Corrugated Packaging	$181.4	$167.0
Consumer Packaging	84.1	86.3
Global Paper	89.1	106.2
Distribution	6.9	5.8
Other unallocated	9.6	-
Corporate	2.1	1.2
Total	$373.2	$366.5

Other adjustments:
Corrugated Packaging	$46.8	$-
Consumer Packaging	31.6	0.2
Global Paper	17.5	0.1
Other unallocated	3.0	-
Corporate	20.7	-
Total	$119.6	$0.3

WestRock Company
Condensed Consolidated Statements of Cash Flows
In millions (unaudited)
	Three Months Ended
	December 31,
	2022	2021
Cash flows from operating activities:
Consolidated net income	$46.8	$183.8
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, depletion and amortization	373.2	366.5
Deferred income tax benefit	(19.5)	(14.0)
Share-based compensation expense	9.6	15.2
401(k) match and company contribution in common stock	-	2.5
Pension and other postretirement funding more (less) than cost (income)	3.6	(32.4)
Cash surrender value increase in excess of premiums paid	(13.1)	(16.6)
Equity in loss (income) of unconsolidated entities	36.0	(18.4)
Gain on sale of businesses	(11.1)	-
Other impairment adjustments	(0.7)	0.9
Gain on disposal of plant and equipment and other, net	(1.7)	(13.9)
Other, net	0.7	5.5
Changes in operating assets and liabilities, net of acquisitions / divestitures:
Accounts receivable	284.9	60.4
Inventories	(53.8)	(117.5)
Other assets	(64.3)	(44.1)
Accounts payable	(113.9)	5.4
Income taxes	0.2	62.0
Accrued liabilities and other	(211.0)	(192.5)
Net cash provided by operating activities	265.9	252.8

Investing activities:
Capital expenditures	(282.2)	(173.1)
Cash paid for purchase of businesses, net of cash acquired	(853.5)	(7.0)
Proceeds from corporate owned life insurance	2.2	2.0
Proceeds from sale of businesses	25.9	-
Proceeds from currency forward contracts	23.2	-
Proceeds from sale of property, plant and equipment	4.5	22.4
Proceeds from property, plant and equipment insurance settlement	-	1.7
Other, net	(0.3)	(0.8)
Net cash used for investing activities	(1,080.2)	(154.8)

Financing activities:
Additions to revolving credit facilities	10.2	-
Repayments of revolving credit facilities	(116.3)	-
Additions to debt	1,389.8	31.3
Repayments of debt	(510.7)	(52.2)
Changes in commercial paper, net	301.5	-
Other debt (repayments) additions, net	(23.6)	69.0
Issuances of common stock, net of related tax withholdings	2.4	6.2
Purchases of common stock	-	(100.1)
Cash dividends paid to stockholders	(70.0)	(66.3)
Other, net	(0.4)	7.8
Net cash provided by (used for) financing activities	982.9	(104.3)
Effect of exchange rate changes on cash and cash equivalents, and restricted cash	(5.7)	6.7
Changes in cash and cash equivalents, and restricted cash in assets held-for-sale	(7.9)	-
Increase in cash and cash equivalents and restricted cash	155.0	0.4
Cash and cash equivalents, and restricted cash at beginning of period	260.2	290.9
Cash and cash equivalents, and restricted cash at end of period	$415.2	$291.3

Supplemental disclosure of cash flow information:

Cash paid during the period for:
Income taxes, net of refunds	$28.6	$9.9
Interest, net of amounts capitalized	$68.1	$56.8
Non-cash additions to property, plant and equipment	$159.8	$101.9

WestRock Company
Condensed Consolidated Balance Sheets
In millions (unaudited)

	December 31,	September 30,
	2022	2022
Assets
Current assets:
Cash and cash equivalents	$415.2	$260.2
Accounts receivable (net of allowances of $61.0 and $66.3)	2,665.5	2,683.9
Inventories	2,570.9	2,317.1
Other current assets	1,713.9	689.8
Assets held for sale	214.6	34.4
Total current assets	7,580.1	5,985.4

Property, plant and equipment, net	11,398.7	10,081.4
Goodwill	6,073.4	5,895.2
Intangibles, net	2,855.4	2,920.6
Prepaid pension asset	453.7	440.3
Other assets	1,980.4	3,082.6
Total Assets	$30,341.7	$28,405.5

Liabilities and Equity
Current liabilities:
Current portion of debt	$497.0	$212.2
Accounts payable	2,270.6	2,252.1
Accrued compensation and benefits	410.9	627.9
Other current liabilities	1,767.4	810.6
Liabilities held for sale	66.1	-
Total current liabilities	5,012.0	3,902.8
Long-term debt due after one year	8,965.8	7,575.0
Pension liabilities, net of current portion	211.9	189.4
Postretirement medical liabilities, net of current portion	106.9	105.4
Deferred income taxes	2,814.1	2,761.9
Other long-term liabilities	1,671.8	2,445.8
Redeemable noncontrolling interests	6.9	5.5

Total stockholders' equity	11,534.5	11,402.0
Noncontrolling interests	17.8	17.7
Total Equity	11,552.3	11,419.7
Total Liabilities and Equity	$30,341.7	$28,405.5

Non-GAAP Financial Measures and Reconciliations

WestRock reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide WestRock’s management, board of directors, investors, potential investors, securities analysts and others with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions, and in evaluating WestRock’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, WestRock’s GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies.

Business Systems Transformation Costs

In the fourth quarter of fiscal 2022, WestRock launched a multi-year phased business systems transformation project. Due to the nature, scope and magnitude of this investment, management believes these incremental transformation costs are above the normal, recurring level of spending for information technology to support operations. Since these strategic investments, including incremental nonrecurring operating costs, will cease at the end of the investment period, are not expected to recur in the foreseeable future, and are not considered representative of our underlying operating performance, management believes presenting these costs as an adjustment in the non-GAAP results provides additional information to investors about trends in our operations and is useful for period-over-period comparisons. This presentation also allows investors to view our underlying operating results in the same manner as they are viewed by management.

We discuss below details of the non-GAAP financial measures presented by us and provide reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Consolidated Adjusted EBITDA and Adjusted EBITDA

WestRock uses the non-GAAP financial measure “Consolidated Adjusted EBITDA”, along with other factors such as “Adjusted EBITDA” (a GAAP measure of segment performance the Company uses to evaluate our segment results), to evaluate our overall performance. Management believes that the most directly comparable GAAP measure to “Consolidated Adjusted EBITDA” is “Net income attributable to common stockholders”. It can also be derived by adding together each segment’s “Adjusted EBITDA” plus “Non-allocated expenses”. Management believes this measure provides WestRock’s management, board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance because it excludes restructuring and other costs, business systems transformation costs and other specific items that management believes are not indicative of the ongoing operating results of the business. WestRock’s management and board use this information to evaluate WestRock’s performance relative to other periods.

Adjusted EBITDA, a GAAP measure of segment performance, is defined as pretax earnings of a reportable segment before depreciation, depletion and amortization, and excludes the following items the Company does not consider part of our segment performance: gain on sale of certain closed facilities, multiemployer pension withdrawal income, restructuring and other costs, non-allocated expenses, interest expense, net, other income, net, and other adjustments - each as outlined in the table on page 7 ("Adjusted EBITDA").

Adjusted Segment Sales and Adjusted EBITDA Margins, Excluding Trade Sales

WestRock uses the non-GAAP financial measures “Adjusted Segment Sales” and “Adjusted EBITDA Margins, excluding trade sales”. Management believes that adjusting segment sales for trade sales is consistent with how our peers present their sales for purposes of computing segment margins and helps WestRock’s management, board of directors, investors, potential investors, securities analysts and others compare companies in the same peer group. Management believes that the most directly comparable GAAP measure to “Adjusted Segment Sales” is “segment sales”. Additionally, the most directly comparable GAAP measure to “Adjusted EBITDA Margin, excluding trade sales” is “Adjusted EBITDA Margin”. “Adjusted EBITDA Margin, excluding trade sales” is calculated by dividing that segment’s Adjusted EBITDA by Adjusted Segment Sales. “Adjusted EBITDA Margin” is a GAAP profitability measure, and it is calculated for each segment by dividing that segment’s Adjusted EBITDA by segment sales.

Adjusted Net Income and Adjusted Earnings Per Diluted Share

WestRock uses the non-GAAP financial measures “Adjusted Net Income” and “Adjusted Earnings Per Diluted Share”. Management believes these measures provide WestRock’s management, board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance because they exclude restructuring and other costs, business systems transformation costs and other specific items that management believes are not indicative of the ongoing operating results of the business. WestRock and its board of directors use this information to evaluate WestRock’s performance relative to other periods. WestRock believes that the most directly comparable GAAP measures to Adjusted Net Income and Adjusted Earnings Per Diluted Share are Net income attributable to common stockholders.

This release includes reconciliations of our non-GAAP financial measures to their respective directly comparable GAAP measures, as identified above, for the periods indicated (in millions, except percentages).

Reconciliations of Consolidated Adjusted EBITDA

	Three Months Ended
	December 31,
	2022	2021

Net Income attributable to common stockholders	$45.3	$182.3
Adjustments: (1)
Less: Net Income attributable to noncontrolling interests	1.5	1.5
Income tax expense	8.3	58.6
Other income, net	(25.2)	(0.2)
Interest expense, net	97.3	86.7
Restructuring and other costs	33.0	2.3
Multiemployer pension withdrawal income	-	(3.3)
Gain on sale of certain closed facilities	(0.9)	(14.4)
Depreciation, depletion and amortization	373.2	366.5
Other adjustments	119.6	0.3
Consolidated Adjusted EBITDA	$652.1	$680.3

(1) Schedule adds back expense or subtracts income for certain financial statement and segment footnote items to compute Consolidated Adjusted EBITDA.

Reconciliations of Adjusted Net Income

	Three Months Ended December 31, 2022

	Consolidated Results

	Pre-Tax	Tax	Net of Tax
As reported (1)	$55.1	$(8.3)	$46.8
Mahrt mill work stoppage (2)	41.6	(10.2)	31.4
Restructuring and other costs	33.0	(8.0)	25.0
Loss on sale of previously held equity method investment net of deferred taxes (2)	46.8	(22.2)	24.6
Business systems transformation costs (2)	20.2	(4.9)	15.3
Purchase accounting inventory related adjustments (2)	8.5	(2.1)	6.4
Losses at closed facilities, transition and start-up costs (2)	2.5	(0.5)	2.0
Gain on sale of two uncoated recycled paperboard mills	(11.1)	2.8	(8.3)
Gain on sale of certain closed facilities	(0.9)	0.2	(0.7)
Other (2)	0.5	(0.1)	0.4
Adjusted Results	$196.2	$(53.3)	$142.9
Noncontrolling interests			(1.5)
Adjusted Net Income			$141.4

(1) The as reported results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes", "Income tax expense" and "Consolidated net income", respectively, as reported on the Condensed Consolidated Statements of Income.

(2) These footnoted items are the “Other adjustments” called out in the Segment Information table on page 7. The “Losses at closed facilities, transition and start-up costs” line includes $0.5 million of depreciation and amortization.

	Three Months Ended December 31, 2021

	Consolidated Results

	Pre-Tax	Tax	Net of Tax
As reported (1)	$242.4	$(58.6)	$183.8
Restructuring and other costs	2.3	(0.5)	1.8
Losses at closed facilities, transition and start-up costs (2)	0.3	(0.1)	0.2
Gain on sale of certain closed facilities	(14.4)	3.6	(10.8)
Adjusted Results	$230.6	$(55.6)	$175.0
Noncontrolling interests			(1.5)
Adjusted Net Income			$173.5

(1) The as reported results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes", "Income tax expense" and "Consolidated net income", respectively, as reported on the Condensed Consolidated Statements of Income.

(2) These footnoted items are the “Other adjustments” called out in the Segment Information table on page 7.

Reconciliation of Adjusted Earnings Per Diluted Share

	Three Months Ended
	December 31, 2022	December 31, 2021

Earnings per diluted share	$0.18	$0.68
Mahrt mill work stoppage	0.12	-
Restructuring and other costs	0.10	0.01
Loss on sale of previously held equity method investment net of deferred taxes	0.09	-
Business systems transformation costs	0.06	-
Purchase accounting inventory related adjustments	0.02	-
Losses at closed facilities, transition and start-up costs	0.01	-
Gain on sale of two uncoated recycled paperboard mills	(0.03)	-
Gain on sale of certain closed facilities	-	(0.04)
Adjusted Earnings Per Diluted Share	$0.55	$0.65

Reconciliations of Adjusted Segment Sales and Adjusted EBITDA Margins, Excluding Trade Sales

Corrugated Packaging Segment

	Three Months Ended
	December 31, 2022	December 31, 2021

Segment sales	$2,235.2	$2,220.0
Less: Trade Sales	(65.0)	(76.1)
Adjusted Segment Sales	$2,170.2	$2,143.9

Adjusted EBITDA	$309.2	$288.9

Adjusted EBITDA Margins	13.8%	13.0%

Adjusted EBITDA Margin, excluding Trade Sales	14.2%	13.5%

Contacts

Investors:

Robert Quartaro, 470-328-6979
Senior Vice President, Investor Relations
robert.quartaro@westrock.com

Media:

Robby Johnson, 470-328-6397
Manager, Corporate Communications
s-crp-mediainquiries@westrock.com